EXHIBIT 99.1

Press Release
www.shire.com

Director Share Dealings

September 30, 2014 – Shire plc (LSE: SHP, NASDAQ: SHPG) (the “Company”) announces that today Ordinary Shares (“Shares”) and American Depository Shares (“ADSs”) of the Company, as set out below, have been acquired for the Non-Executive Directors, being the part of their total fees that are paid in shares for the period of service from July 1 to September 30, 2014.

	Type of Security (1)	Number of Shares/ADSs
Dominic Blakemore	Shares	98
William Burns	Shares	99
Dr. Steven Gillis	ADSs	32
Dr. David Ginsburg	ADSs	30
David Kappler	Shares	104
Susan Kilsby	ADSs	100
Anne Minto	Shares	104
David Stout	ADSs	32

(1)              One ADS is equal to three Shares

The Shares and ADSs were acquired on the London Stock Exchange and NASDAQ respectively at prices of £53.45 per Share and $259.9747 per ADS.

This notification relates to disclosures made in accordance with 3.1.4(R)(1)(a) of the Disclosure and Transparency Rules.

Tony Guthrie
Deputy Company Secretary

For further information please contact:

Investor Relations
Jeff Poulton	jpoulton@shire.com	+1 781 482 0945
Sarah Elton-Farr	seltonfarr@shire.com	+44 1256 894157
Media
Stephanie Fagan	sfagan@shire.com	+1 781 482 0460
Gwen Fisher	gfisher@shire.com	+1 484 595 9836

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX

NOTES TO EDITORS

Shire enables people with life-altering conditions to lead better lives.

Our strategy is to focus on developing and marketing innovative specialty medicines to meet significant unmet patient needs.

We focus on providing treatments in Neuroscience, Rare Diseases, Gastrointestinal, and Internal Medicine and we are developing treatments for symptomatic conditions treated by specialist physicians in other targeted therapeutic areas, such as Ophthalmology.

www.shire.com